UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2011

JBI, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1783 Allanport Road Thorold, Ontario L2R 3A6
(Address of Principal Executive Offices)

(905) 384 4383
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Chief Financial Officer

On April 6, 2011, JBI, Inc. (“JBI” or the “Company”) accepted Ron Baldwin’s resignation as Chief Financial Officer.

Item 8.01 Other Events

JBI has recently developed a traction product for marble and other floor surfaces. Substantial independent testing conducted at Niagara Fallsview Casino Resort has shown that this floor product has anti-slip characteristics that significantly exceed industry standards for an anti-slip floor product

Court precedent and expert opinion recognize a slip index of 0.50 as a threshold for a safe walking surface. For example: The American Society for Testing and Measurement (ASTM) document C-21, a specification for acceptable CoF on ceramic tile for walking surfaces, specifies a safety threshold of 0.50; American National Standards Institute -ANSI A-1264-2-2003 is the most recent consensus standard specifically and cites 0.50 as a target slip resistance for safe walking surfaces. The lowest threshold for human walking is considered approximately 0.25.

JBI’s aforementioned test results significantly exceeded the consensus standard set by the American National Standards Institute - ANSI A-1264-2-2003. Average test results on the treatments of wet and dry surfaces are as follows:

UNTREATED floors:

Dry surface Average: 0.94
Wet Surface Average: 0.19

TREATED floors:

Dry surface Average: 0.96
Wet surface Average: 0.64

With these results, JBI plans to develop a no-slip floor solution for retail and commercial distribution. The Company is hopeful that this traction floor product will limit slip and fall lawsuits, and lower insurance premiums through the recommendations of insurance brokers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: April 14, 2011.	By:	/s/ John Bordynuik
John Bordynuik
President & Chief Executive Officer